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                                                                    Exhibit 99.1
                                   April 13, 1999


CONFIDENTIAL

Mr. Frank T. Connors
President
STM Wireless, Inc.
One Mauchly
Irvine, California  92718

                        LETTER OF INTENT RE PROPOSED MERGER

Dear Frank:

     This letter sets forth our mutual understanding with respect to the proposed acquisition by REMEC, Inc. ("REMEC") of STM Wireless, Inc. ("STM"). If STM is prepared to go forward on the terms outlined in this letter, please countersign the letter below, after which we will proceed to finalizing our due diligence and the definitive documentation.

     1. THE MERGER TRANSACTION. On the conditions set forth below, REMEC or a subsidiary of REMEC would merge with STM (the "Merger"). In the Merger, the current shareholders of STM would receive Common Stock of REMEC in exchange for their shares of Common Stock of STM based on the exchange ratio described below.

     2. EXCHANGE RATIO. Upon consummation of the Merger, each 3.8 shares of STM Common Stock owned by a STM shareholder will be converted into the right to receive one (1) share of Common Stock of REMEC (the "Exchange Ratio"). All outstanding securities of STM that are convertible into STM Common Stock will be convertible into REMEC Common Stock after adjustment in number of shares issuable and exercise price to account for the Exchange Ratio and will be otherwise convertible post-Merger in accordance with the existing terms of such convertible securities of STM.

     3. TERMS AND CONDITIONS. Based on our preliminary review of STM, in addition to customary terms and conditions, it is anticipated that the definitive Merger agreement will contain the following terms and conditions:


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               (a)  REMEC and STM will have received all required regulatory approvals and material third party consents, in each case without the imposition of any condition reasonably unacceptable to either party.

               (b) The respective Boards of Directors of REMEC and STM will have approved a definitive agreement as soon as is reasonably practicable.

               (c) The shareholders of STM will have approved the Merger on the terms set forth in the definitive Merger agreement as soon as reasonably practicable.

               (d) REMEC will have received a favorable tax opinion or other comfort to its reasonable satisfaction to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the Merger will accounted for as a pooling of interests.

               (e) STM will have received an opinion of its financial adviser to the effect that the Merger is fair from a financial point of view to its shareholders.

     4. SHAREHOLDERS' AGREEMENTS. Concurrently with the execution of this letter or as soon as is reasonably practicable thereafter, REMEC will have received written voting agreements from the significant shareholders of STM listed below that such shareholders will (i) vote all of their shares of STM capital stock in favor of the Merger, (ii) agree not to sell or agree to sell such shares of capital stock to any other person prior to the anticipated date of the Merger other than in connection with a transaction that is subject to the exception set forth in paragraph 5 below and (iii) agree to comply with all applicable securities laws (or laws or regulations governing the anticipated tax and accounting treatment of the Merger) in connection with any post-Merger disposition of securities of REMEC to be received in the Merger, including any requirements reasonably necessary to ensure that the Merger is accounted for as a pooling of interests. The significant shareholders who will sign voting agreements are: (a) Emil Youssefzadeh; and (b) Pequot Capital Management, Inc.

     5. EXCLUSIVE NEGOTIATIONS. After acceptance of this letter and until the termination of this letter as provided in paragraph 11, STM shall not solicit any offer or engage in any negotiations other than with REMEC for the merger or sale of the business or assets of STM or any material part thereof or for any tender or exchange offer for STM's capital stock, except to the extent that independent legal counsel to STM has advised the Board of Directors of STM that the failure to pursue an unsolicited offer received by STM is reasonably likely to result in a breach of the directors' fiduciary duties.


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     6.   CONDUCT OF BUSINESS.  Until the termination of this letter as provided in paragraph 11, STM will conduct its business only in the ordinary course and consistent with past practices and will maintain its books and records in accordance with past practices.

     7    ACCESS.  Until termination of this letter as specified in paragraph
11, REMEC and its representatives will have access at reasonable times to the properties, books and records and management of, and consultants to, STM for purposes of conducting such due diligence, investigations or audits as REMEC deems necessary or advisable in the circumstances. Until termination of this letter as specified in paragraph 11, STM and its representatives will have access at reasonable times to the properties, books and records and management of, and consultants to, REMEC for purposes of conducting such due diligence, investigations or audits as STM deems necessary or advisable in the circumstances.

     8. PUBLICITY. Neither party shall issue any press release, publicity statement or other public notice relating to the proposed Merger or this letter without the prior consent of the other party unless required under applicable securities laws. Notwithstanding the foregoing, concurrently herewith, the parties have agreed to a mutual press release regarding this letter.

     9. NO FINDER'S FEES. After the date of this letter and though termination of this letter as specified in paragraph 11, each party will not engage or authorize nor pay any broker, financial advisor, investment banking firm, finder or similar agent who would be entitled to a commission or other fee in respect of the proposed Merger or any other similar transaction involving either party, except for any fee payable upon issuance of a fairness opinion or any fee payable by STM to CIBC Oppenheimer. At completion of the Merger, neither party shall be obligated to pay any broker, financial advisor, investment banking firm, finder or similar agent a commission or other fee in respect of the proposed Merger or any other similar transaction involving either party, except for any fee payable upon issuance of a fairness opinion or any fee payable by STM to CIBC Oppenheimer.

     10. NOT AN OFFER OF SECURITIES TO SHAREHOLDERS. This letter is not intended as an offer to shareholders of STM. Any offer and sale of any securities of REMEC in connection with the Merger will be made only after satisfaction of applicable state and federal securities laws.


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     11.   EFFECT OF LETTER; ENFORCEABILITY; TERM.  Except as provided in this paragraph 11, this letter is not intended to be, and does not constitute, a binding or enforceable agreement, but is merely an outline of intention to enter into, and consummate, the Merger, and to facilitate the negotiation and preparation of a definitive agreement and related documents. Notwithstanding the preceding sentence, if and when this letter is countersigned by STM, the provisions set forth in paragraphs 5 through 9 shall constitute a binding and enforceable agreement between REMEC and STM relating to the matters addressed in those paragraphs, enforceable against each party in accordance with the terms contained in those paragraphs. This letter, unless extended by mutual agreement, shall terminate at midnight on May 5, 1999 or earlier upon the execution of a definitive Merger agreement.

     If this letter is satisfactory to you as a basis for proceeding toward a definitive agreement, please so signify by countersigning this letter below and send an executed copy to the undersigned by facsimile (fax no. 619 560-4512). If you have any additional questions, please telephone the undersigned at (619) 505-3114.

                                       REMEC, INC.



                                       By   /s/ RONALD E. RAGLAND
                                            ---------------------
                                            Ronald E. Ragland
                                            Chairman and Chief Executive Officer

AGREED AND ACCEPTED:

STM WIRELESS, INC.



By    /s/ FRANK T. CONNORS                  Date: April 13, 1999
      ---------------------------
      Frank T. Connors
      President


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